UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2015

BioMed Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-32261	20-1142292
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17190 Bernardo Center Drive

San Diego, California 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends the Current Report on Form 8-K of BioMed Realty Trust, Inc., dated February 4, 2015, and furnishes an amended and restated supplemental operating and financial data package for the quarter ended December 31, 2014 as described below.

Item 2.02	Results of Operations and Financial Condition.

The information set forth under Item 7.01 below is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 5, 2015, BioMed Realty posted on its website an amended and restated supplement in connection with its fourth quarter 2014 financial results, which contains a revised page for tenant improvements, leasing commissions and tenant concessions, reflecting changes to total tenant improvement costs per square foot, total leasing commission costs per square foot, total tenant concession costs per square foot, and total tenant improvement, leasing commission, and tenant concession costs per square foot, each for the three months ended December 31, 2014.

The information contained in this Current Report, including the exhibit referenced herein, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of BioMed Realty, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is furnished herewith:

Exhibit Number	Description of Exhibit

99.2	BioMed Realty Trust, Inc. Amended and Restated Supplemental Operating and Financial Data for the quarter ended December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2015	BIOMED REALTY TRUST, INC.

	By:	/s/ Greg N. Lubushkin
	Name:	Greg N. Lubushkin
	Title:	Chief Financial Officer